United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
August 1, 2008
UTi Worldwide Inc.
(Exact name of Registrant as Specified in its Charter)
000-31869
(Commission File Number)

British Virgin Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

9 Columbus Centre, Pelican Drive	c/o UTi, Services, Inc.
Road Town, Tortola	100 Oceangate, Suite 1500
British Virgin Islands	Long Beach, CA 90802 USA
(Addresses of Principal Executive Offices)
562.552.9400
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.
Current Report on Form 8-K
August 1, 2008
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (b) UTi Worldwide Inc. (the “Company”) previously disclosed that Matthys J. Wessels, who had been serving as the Company’s Vice Chairman of the Board of Directors, was expected to retire from his day-to-day executive responsibilities after the Company’s annual meeting of stockholders held on June 9, 2008. On August 1, 2008, Mr. Wessels’ retirement became official and as of such date he is no longer an executive officer or employee of the Company. Mr. Wessels continues to serve as a director of the Company and as non-executive Chairman of the Board.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTi Worldwide Inc.
Date: August 4, 2008	By:	/s/ Lance E. D'Amico
Lance E. D’Amico
Senior Vice President -- Enterprise Support Services & General Counsel